UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2008 (October 6, 2008)

INFOSMART GROUP, INC.
(Exact name of Registrant as specified in charter)

California	001-15643	95-4597370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5th Floor, QPL Industrial Building
126-140 Texaco Road
Tsuen Wan, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code: (852) 2944-9905

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of Director

On October 6, 2008, the registrant’s Board of Directors elected Chia Ju Chen to the Board. Pursuant to a director agreement entered into between the registrant and Mr. Chen (the “Director Agreement”), Mr. Chen will receive $15,384.60 as annual compensation for his services on the Board, pro-rated for the registrant’s current fiscal year. The description of the Director Agreement is qualified in its entirety by reference to the document attached hereto as Exhibit 10.1.

There are no arrangements or understandings between Mr. Chen and any other persons pursuant to which Mr. Chen was selected as a director. There are no related party transactions to report involving Mr. Chen since the beginning of the registrant’s last fiscal year.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Director Agreement between Infosmart Group, Inc. and Chia Ju Chen, dated October 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSMART GROUP, INC. (Registrant)

Date: October 10, 2008	By:	/s/ Parker Seto
Parker Seto
Chief Executive Officer and President